UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 19 , 2008

ELIXIR GAMING TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-32161	91-1696010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1120 Town Center Dr., Suite 260 Las Vegas, Nevada 89144
(Address of principal executive offices)

(702) 733-7195

 (Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 7.01 Regulation FD Disclosure.

On February 12, 2008, Elixir Gaming Technologies, Inc. (the “Company”) issued a press release announcing that Joe Pisano, executive director and senior vice president of the Company, will present at the Roth Capital Partners 20th Annual OC Conference at 10:00 a.m. (PT) on Tuesday, February 19, 2008.  The press release and presentation materials are attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2 and are incorporated into this Item 7.01 by reference.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company notes that certain statements or depictions included in the referenced presentation and set forth in this Current Report on Form 8-K involve known and unknown risk, uncertainties and other factors.  Those forward-looking statements include statements regarding expectations for the business relationship between the Company and Elixir International, including the recurring revenue that may develop from the relationship with Elixir International, and the Company’s expectations for future product revenue.  Among the factors that could cause actual results to differ materially are: (1) risks related to Elixir International’s inability to place gaming machines at significant levels or at all; (2) risks relating to Elixir International’s ability to place games that generate the expected amount of net-win; and (3) the general risks associated with the gaming industry and the Company’s business model described from time to time in the Company’s reports and registration statements filed with the Securities and Exchange Commission.  The Company cautions readers not to place undue reliance on any forward-looking statements.  The Company does not undertake, and specifically disclaims any obligation, to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed with this report:

Exhibit 99.1	Press release dated February 12, 2008

Exhibit 99.2	The Company’s presentation materials - Roth Capital Partners 20th Annual OC Conference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELIXIR GAMING TECHNOLOGIES, INC.

Dated: February 19, 2008	/s/ Martha Vlcek
Martha Vlcek, Vice President of Finance